                                                                    EXHIBIT 10.3

                             DATED             2009

                             WIN GAMING MEDIA, INC.

                                 NETPLAY TV PLC

                                       and

                              PANMURE GORDON & CO

                            ORDERLY MARKET AGREEMENT

                      relating to shares in NetPlay TV PLC

THIS AGREEMENT dated                                      2009 is made BETWEEN:-

(1)  WIN GAMING MEDIA, INC. a company registered under the laws of Delaware and whose principal place of business is at 103 Foulk Road, Suite 202,
     Wilmington, Delaware 19803, USA (the "Beneficiary");

(2)  NETPLAY TV PLC (CN 3954744) whose registered office is at 76 Church Street,
     Lancaster LA1 1ET (the "Buyer"); and

(3)  PANMURE GORDON & CO of Moorgate Hall. 155 Moorgate, London EC2M 6XB (the
     "Escrow Agent").

BACKGROUND

(A)  The Buyer has entered into an agreement (the "Principal Agreement") of today's date with Two Way Media Limited and Two Way Gaming Limited relating to the sale and purchase of part of the business and assets of Two Way
     Gaming Limited.

(B)  The Beneficiary may become entitled pursuant to the Principal Agreement to ordinary shares of 5 pence each in the capital of the Buyer ("Ordinary
     Shares").

(C)  The Beneficiary and the Buyer have agreed that any Ordinary Shares issued to the Beneficiary in accordance with the Principal Agreement (the "Escrow
     Shares") shall be held in escrow subject to the terms set out in this
     Agreement.

IT IS AGREED as follows:-

1.   INTERPRETATION

     1.1  In this Agreement the following expressions have the following meanings:-

     "Escrow Assets"     all stocks, shares, cash, rights and other items held from time to time by the Escrow Agent pursuant to this Agreement including all property accruing or offered from time to time by way of redemption, bonus, exchange, conversion or
                         otherwise in respect of and any proceeds received upon the sale of any of the Escrow Assets but not Interest;

     "Escrow Period"     the period from the date of this Agreement to the first
                         anniversary of the issue of the Escrow Shares; and

      "Interest"         all interest dividends, distributions or payments of a
                         revenue nature arising on or in respect of the Escrow
                         Assets;

1.2  In this Agreement:-

     1.2.1 the provisions governing the interpretation of the Principal
           Agreement apply to this Agreement; and

     1.2.2 expressions defined in the Principal Agreement have the same meanings when used in this Agreement.

2.   DELIVERY OF ESCROW SHARES

     The Beneficiary directs the Buyer to issue any Escrow Shares to such nominee account held by the Escrow Agent quoting the Beneficiary's name as the Escrow Agent shall nominate.

3.   UNDERTAKINGS

     3.1  The Beneficiary undertakes to the Buyer that:-

          3.1.1 any disposal during the Escrow Period of the legal or beneficial ownership of or any other interest in any Escrow Shares shall be effected with the consent of and through the Escrow Agent in such orderly manner as the Escrow Agent shall reasonably require with a view to the maintenance of an orderly market in the shares of the Buyer; and

          3.1.2 save as aforesaid, none of the Escrow Assets to which the
               Beneficiary is beneficially entitled will be sold, mortgaged, charged, assigned or otherwise made subject to any encumbrance, equity or any other agreement save as provided in this Agreement.

     3.2  The Escrow Agent will use reasonable endeavours to cooperate with reasonable requests from the Beneficiary to assist in identifying purchasers for the Escrow Shares.

4.   BENEFICIAL OWNERSHIP OF THE ESCROW ASSETS

     Subject to the provisions of this Agreement and the Principal Agreement, beneficial ownership of the Escrow Assets shall be vested in the
     Beneficiary absolutely. Legal title to any Escrow Assets held by the Escrow
     Agent at the expiry of the Escrow Period shall be transferred to the
     Beneficiary at which time the Buyer shall join with the Beneficiary in taking all necessary steps to procure the release of any such Escrow Assets to the Beneficiary.

5.   APPOINTMENT AND DUTIES OF THE ESCROW AGENT

     5.1  The Beneficiary appoints the Escrow Agent as its agent for custody of and the application of the Escrow Assets in accordance with the
          Principal Agreement and this Agreement and the Escrow Agent accepts such appointment subject to the terms and conditions of this
          Agreement.

     5.2  The Escrow Agent shall have the powers and authority granted to and conferred upon it by this Agreement and such further powers and authority granted or conferred by the Beneficiary and the Buyer after the date of this Agreement (or, after the end of the Escrow Period, by the Beneficiary alone) as may be acceptable to the Escrow Agent.

     5.3  The Escrow Agent acknowledges that all Escrow Assets which are or shall be in its custody will be held by it as custodian only and the
          Escrow Agent will not be entitled to and will not claim any lien, other security interest or right of set off in relation to the Escrow
          Assets.

     5.4  The Escrow Agent shall only be entitled to deal with the Escrow Assets as instructed by the Beneficiary in accordance with this Agreement.
          The Escrow Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any written notice or instruction delivered in accordance with the terms of this Agreement which is reasonably believed by it to be genuine and to have been executed, delivered or sent by the
          Beneficiary.

     5.5  To the extent that cash forms part of the Escrow Assets, the Escrow
          Agent shall place the same on interest bearing deposit. Without derogating from the above, the Escrow Agent shall transfer all cash received from selling the Escrow Shares or other deposited cash, to the Beneficiary as soon as practicable after receipt by the Escrow
          Agent upon instructions from the Beneficiary.

     5.6  The Escrow Agent shall keep accounts showing the Escrow Assets beneficially owned by the Beneficiary and any Interest earned on them which shall be available for inspection on reasonable notice by the
          Beneficiary.

     5.7  The Escrow Agent undertakes that as soon as reasonably practicable following receipt by it of any notice in respect of any of the Escrow
          Assets which is received by the Escrow Agent in its (or its nominee's)
          capacity as the registered holder of the assets in question, it will
          (at the Beneficiary's expense) send copies of such notice to the
          Beneficiary.

     5.8  As soon as practicable after the termination of the Escrow Period the
          Escrow Agent shall transfer the remaining Escrow Assets, according to the instructions received from the Beneficiary

6.   RETIREMENT AND REMOVAL OF ESCROW AGENT

     6.1  Subject to the remaining provisions of this clause:-

          6.1.1 the Escrow Agent may resign its appointment under this Agreement at any time by giving not less than 30 days' written notice to that effect to the Buyer and the Beneficiary; and

          6.1.2 the appointment of the Escrow Agent may be terminated by delivery to the Escrow Agent of written notice signed by the
               Buyer and the Beneficiary (or after the end of the Escrow Period, by the Beneficiary alone) specifying such termination and the date when it shall become effective.

     6.2  Upon the effective date of resignation or termination of appointment the Escrow Agent shall transfer all Escrow Assets to the new Escrow
          Agent and execute appropriate instruments of transfer as necessary.

     6.3  Any successor Escrow Agent appointed under this Agreement shall execute, acknowledge and deliver to his predecessor and to the Buyer and the Beneficiary an instrument accepting such appointment under this Agreement and thereupon without any further act, deed or conveyance shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Escrow Agent under this
          Agreement.

     6.4  Notwithstanding the foregoing provisions of this clause, no resignation by or termination of the appointment of the Escrow Agent shall take effect until a new Escrow Agent acceptable to the Buyer and the Beneficiary has been appointed on the terms of this Agreement.

                                        3

7.   ESCROW AGENT'S FEES

     The Buyer will be responsible for any fees payable to the Escrow Agent.

8.   INTEREST AND CHARGES

     8.1  Any reasonable banking or administrative charges and fees (other than the Escrow Agent's fees) in connection with the maintenance of the
          Escrow Assets and the creation and operation of the arrangements to be effected under this Agreement, shall be deducted from the Escrow
          Assets and any Interest earned on them.

     8.2  Net Interest shall accrue for the benefit of the Beneficiary but shall not (save as provided in this Agreement) form part of the Escrow
          Assets. All such sums shall be paid to the Beneficiary as soon as practicable after receipt by the Escrow Agent.

9.   FURTHER ASSURANCE

     The Buyer and the Beneficiary shall take all such steps as shall be necessary from time to time to give effect to the terms of this Agreement.

10.  EFFECT OF THIS AGREEMENT

     This Agreement shall be binding on the personal representatives or successors and assigns of the parties as the case may be.

11.  NOTICES

     The provisions relating to the service of notices contained in the
     Principal Agreement shall apply in relation to this Agreement.

12.  GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

     12.1 This Agreement is governed by and shall be construed in accordance with the laws of England and Wales.

     12.2 The Beneficiary irrevocably agrees that the courts of England and
          Wales shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement or any documents entered into in accordance with its provisions (in this clause,
          "Proceedings") and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of the courts of England and Wales.

     12.3 The Beneficiary irrevocably waives any objection which it might at any time have to the courts of England and Wales being nominated as a forum to hear and determine any Proceedings and agrees not to claim that the courts of England and Wales are not a convenient or appropriate forum.

     12.4 Each party agrees that the process by which any Proceedings in England and Wales are begun or any document relating to such Proceedings may be served in accordance with the preceding clause. Nothing contained in this clause shall affect the right to serve process in any other manner permitted by law.

                                        4

     12.5 The submission to the jurisdiction of the courts of England and Wales shall not limit the right of the Buyer to take Proceedings against the
          Beneficiary in any other court of competent jurisdiction and the taking of Proceedings in one or more jurisdictions shall not preclude the taking of the proceedings in any other jurisdiction, whether concurrently or not.

     12.6 The Beneficiary irrevocably and unconditionally agrees not to claim in any jurisdiction for itself or in respect of its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), irrevocably waives such immunity to the full extent permitted by the laws of such
          jurisdiction.

IN WITNESS whereof this Agreement has been executed as a deed and delivered on the date specified on page 1

EXECUTED AS A DEED by WIN                                       )
GAMING MEDIA INC. acting by                                     )
                                                                )
a director, in the presence of:-                                )

/s/
..........................................

Signature of witness

Name:

Address:

Occupation:

EXECUTED AS A DEED by NET PLAY                                  )
TV PLC acting by                                                )
                                                                )
a director, in the presence of:-                                )

/s/
..........................................

Signature of witness

Name:

Address:

Occupation:

EXECUTED AS A DEED by  PANMURE                                  )
GORDON & CO.  acting by                                         )
                                                                )
a director, in the presence of:-                                )

/s/
..........................................

Signature of witness

Name:

Address:

Occupation: